Exhibit 99.5

INTERNATIONAL COAL GROUP, INC.

INSTRUCTIONS TO

BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER

Exchange of all outstanding 10.25% Senior Notes due 2014

for a like principal amount of

10.25% Senior Notes due 2014,

which have been registered under the Securities Act of 1933

To participant of the book-entry transfer facility:

The undersigned hereby acknowledges receipt of the prospectus dated                     , 2006, of International Coal Group, Inc. (“Company”) and a related letter of transmittal, which together constitute the “Exchange Offer.”

This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes (defined below) held by you for the account of the undersigned.

The aggregate face amount of the outstanding 10.25% Senior Notes due 2014 (the “Outstanding Notes”), held by you for the account of the undersigned is (fill in amount):

$

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):

A. TO TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered):

$                , and not to tender other Outstanding Notes, if any, held by you for the account of the undersigned;

OR

B. NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any 10.25% Senior Exchange Notes due 2014 registered under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Exchange Notes”) received by it will be acquired in the ordinary course of its business, (ii) the undersigned has not engaged in and has no arrangement or understanding with any person to engage in a distribution (within the meaning of the Securities Act) of any Exchange Notes issued to the undersigned in violation of the Securities Act, (iii) the undersigned is not an affiliate of the Company or the Guarantors (as defined in the Registration Rights Agreement dated as of June 23, 2006 by and among the Company, the Guarantors named therein and the Initial Purchasers named therein) within the meaning of the Securities Act and is not acting on behalf of any persons who could not truthfully make the foregoing representations or, if it is an affiliate of the Company or the Guarantors, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) if the undersigned is not a broker-dealer who purchased the Outstanding Notes for resale pursuant to an exemption under the Securities Act, and, it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes. If the undersigned is a broker-dealer, the undersigned represents that it will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of Exchange Notes; however, by so representing and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

(1), (2) Each must be a minimum aggregate principal amount of at least $2,000 or in integral multiples of $1,000.

SIGN HERE

Name of beneficial owner(s): _________________________________________________________________________

Signature(s): ______________________________________________________________________________________

Name(s) (please print): ______________________________________________________________________________

Address: _________________________________________________________________________________________

(zip code)

Telephone Number: ________________________________________________________________________________

                                         (area code)

Taxpayer identification or Social Security Number:

Date:

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